INTL FCSTONE FINANCIAL INC. (A Wholly Owned Subsidiary of INTL FCStone Inc.) Statement of Financial Condition and Supplemental Information September 30, 2018

KPMG LLP Suite 1100 1000 Walnut Street Kansas City, MO 64106-2162 Report of Independent Registered Public Accounting Firm To the Stockholder and the Board of Directors INTL FCStone Financial Inc.: Opinion on the Financial Statement We have audited the accompanying statement of financial condition of INTL FCStone Financial Inc. (the Company) as of September 30, 2018, and the related notes (collectively, the financial statement). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of September 30, 2018, in conformity with U.S. generally accepted accounting principles. Basis for Opinion This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion. Accompanying Supplemental Information The supplemental information contained in Schedules I, II, III, IV, V, and VI has been subjected to audit procedures performed in conjunction with the audit of the Company’s financial statement. The supplemental information is the responsibility of the Company’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statement or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with 17 C.F.R. § 240.17a-5 and 17 C.F.R. § 1.10. In our opinion, the supplemental information contained in Schedules I, II, III, IV, V, and VI is fairly stated, in all material respects, in relation to the financial statement as a whole. We have served as the Company’s auditor since 2010. November 27, 2018 KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

INTL FCStone Financial Inc. Statement of Financial Condition September 30, 2018 (Amount in thousands, except par value and share amounts) Assets Cash and cash equivalents $ 23,007 Cash, securities and other assets segregated under federal regulations (including $643,232 at fair value) 1,221,302 Collateralized transactions: Securities purchased under agreements to resell 867,396 Securities borrowed 225,461 Deposits with and receivables from broker-dealers, clearing organizations and counterparties (including $505,672 at fair value) 1,856,424 Receivables from customers, net 168,260 Securities owned, at fair value (includes securities pledged as collateral that can be sold or repledged of $123,036) 1,807,279 Exchange and clearing organization memberships and stock, at cost 7,117 Deferred income taxes, net 2,920 Furniture, equipment, and leasehold improvements, net 4,661 Goodwill and intangible assets, net 18,973 Due from affiliates 2,999 Other assets 10,774 Total assets $ 6,216,573 Liabilities and Stockholder’s Equity Liabilities: Payables to: Customers $ 2,939,860 Broker-dealers, clearing organizations and counterparties 60,588 Lenders under loans 14,000 Affiliates 23,512 Accounts payable and accrued expenses 52,592 Collateralized transactions: Securities sold under agreements to repurchase 1,936,729 Securities loaned 277,913 Securities sold, not yet purchased, at fair value 613,796 Income taxes payable to INTL FCStone Inc. 16,576 Total liabilities 5,935,566 Commitments and contingencies (note 11) Stockholder’s equity: Common stock, $0.01 par value. Authorized 10,000 shares; issued and outstanding 1,000 shares — Additional paid-in capital 257,259 Retained earnings 23,748 Total stockholder’s equity 281,007 Total liabilities and stockholder’s equity $ 6,216,573 See accompanying notes to statement of financial condition. 1

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Note 1 - Summary of Significant Accounting Policies and Related Matters (a) Description of Business INTL FCStone Financial Inc. (“the Company”), a corporation, was organized under the laws of the State of Florida on May 29, 1998. The Company is a wholly owned subsidiary of INTL FCStone Inc. (the “Parent” or “INTL FCStone”). The Company is a diversified financial services organization providing clearing, execution, custodial, risk management, advisory, brokerage, and market intelligence services across asset classes. The Company’s services include comprehensive risk management advisory services for commercial customers; clearing and execution of debt and equity securities, listed futures, and options on futures contracts on all major securities and commodity exchanges; principal trading of fixed income and equity securities; and market- making in international equities. The Company is a registered broker-dealer with the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Municipal Securities Rulemaking Board (“MSRB”). In addition, the Company is a registered futures commission merchant (“FCM”) and a member of various commodities and futures exchanges in the U.S. and abroad and, accordingly, is subject to the exchanges’ various requirements as well as regulatory requirements of the U.S. Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). The Company clears its securities transactions internally, or externally, primarily through Pershing LLC (“Pershing”) and Broadcort, a division of Merrill Lynch, Pierce, Fenner & Smith, Incorporated (“Broadcort”) on a fully disclosed basis. The Company conducts business activities throughout the U.S. and abroad, with offices or a presence in 14 states in the U.S., China, Brazil, United Kingdom, Singapore, Argentina, Paraguay, Columbia, and Mexico. Transactions in international markets are primarily settled in U.S. dollars. (b) Use of Estimates The preparation of the financial statement in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. The most significant of these estimates and assumptions relate to fair value measurements for financial instruments, valuation of goodwill and intangible assets, income taxes and contingencies. These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. The Company reviews all significant estimates affecting the statement of financial condition on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Although these and other estimates and assumptions are based on the best available information, actual results could be materially different from these estimates. (c) Cash and Cash Equivalents Cash and cash equivalents includes unrestricted cash and foreign currency held at banks and not deposited with or pledged to broker-dealers, clearing organizations, and counterparties, or segregated under federal regulations. (d) Cash, Securities and Other Assets Segregated Under Federal Regulations Pursuant to requirements of the Commodity Exchange Act and Commission Regulation 30.7 (“Section 30.7”), funds deposited by customers relating to futures and options on futures contracts in regulated commodities must be carried in separate accounts, which are designated as segregated customer accounts. 2

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 The deposits in segregated customer accounts are maintained for the exclusive benefit of customers and are not commingled with the funds of the Company. In accordance with Rule 15c3-3 of the Securities Exchange Act of 1934 (“Rule 15c3-3”), the Company maintains separate accounts for the benefit of securities customers and proprietary accounts of broker dealers (“PABs”). Rule 15c3-3 requires the Company to maintain special reserve bank accounts (“SRBAs”) for the exclusive benefit of securities customers and PABs. At September 30, 2018, cash, securities and other assets segregated under federal regulations consisted of the following (see additional fair value disclosures in Note 5) (in thousands): Cash held in SRBAs for the benefit of securities customers and PABs under Rule 15c3-3 $ 256 Assets segregated and secured under Section 4d(2) of the Commodity Exchange Act and Commission Regulation 30.7 Cash 577,814 Commodities warehouse receipts 42,857 U.S. government obligations 600,375 $ 1,221,302 (e) Securities Purchased/Sold Under Agreements to Resell/Repurchase The Company enters into securities purchased under agreements to resell (reverse repurchase agreements) and securities sold under agreements to repurchase (repurchase agreements) primarily to finance financial instruments, acquire securities to cover short positions or to acquire securities for settlement. Reverse repurchase agreements and repurchase agreements are treated as collateralized financing transactions and are recorded at their contractual amounts plus accrued interest. In connection with these agreements and transactions, it is the policy of the Company to receive or pledge cash or securities to adequately collateralize such agreements and transactions in accordance with general industry guidelines and practices. The value of the collateral is valued daily and the Company may require counterparties, or may be required by counterparties, to deposit additional collateral or return collateral pledged, when appropriate. The carrying amounts of these agreements and transactions approximate fair value due to their short-term nature and the level of collateralization. (f) Securities Borrowed and Loaned The Company enters into securities borrowed and securities loaned transactions. Securities borrowed and securities loaned are reported as collateralized financings. Securities borrowed and securities loaned transactions are recorded at the amount of cash collateral advanced or received. In connection with these agreements and transactions, it is the policy of the Company to receive or pledge cash or securities to adequately collateralize such agreements and transactions in accordance with general industry guidelines and practices. The Company monitors the fair value of securities borrowed and loaned on a daily basis, with additional collateral obtained or refunded as necessary. Securities borrowed and securities loaned are reported on a gross basis. The carrying amount of these agreements and transactions approximate fair value due to their short-term nature and the level of collateralization. 3

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 (g) Deposits with and Receivables from and Payables to Broker-Dealers, Clearing Organizations and Counterparties Deposits with clearing organizations pertain primarily to deposits made to satisfy exchange margin requirements on customer and proprietary open futures and options on futures positions and to satisfy the requirements set by clearing exchanges for clearing membership. Deposits with and receivables from and payables to broker-dealers, clearing organizations and counterparties are reported gross, except where a right of setoff exists. In addition to margin, deposits with and receivables from exchange-clearing organizations include guaranty deposits. The guaranty deposits are held by the exchange-clearing organization for use in potential default situations by one or more members of the exchange-clearing organization. The guaranty deposits may be applied to the Company’s obligations to the exchange-clearing organization, or to the exchange-clearing organization’s obligations to other clearing members or third parties. Receivables from clearing organizations also include amounts due from or due to exchange-clearing organizations for daily variation settlements on open futures and options on futures positions. The variation settlements due from or due to exchange-clearing organizations are settled in cash on the following business day. Variation margin equals the daily settlement of futures contracts. Deposits with and receivables from clearing organizations also include the unrealized gains and losses associated with customers’ options on futures contracts. For customer owned derivative contracts, the fair value is offset against the payable to or receivable from customers. The Company maintains customer omnibus and proprietary accounts with other clearing organizations, and the equity balances in those accounts along with any margin cash or securities deposited with the clearing organizations are included in deposits with and receivables from broker-dealers, clearing organizations and counterparties. Deposits with clearing organizations also includes cash on deposit with the Depository Trust and Clearing Corporation and its subsidiaries, the Options Clearing Corporation, Pershing, and Broadcort, as a condition of their securities clearing relationships. Receivables from broker-dealers and counterparties also include amounts receivable for securities sold but not yet delivered by the Company on settlement date (“fails-to-deliver”) and net receivables arising from unsettled proprietary trades. Payables to broker-dealers and counterparties primarily include amounts payable for securities purchased but not yet received by the Company on settlement date (“fails-to-receive”) and net payables arising from unsettled proprietary trades. These balances also include securities deposited with, or pledged to, exchange-clearing organizations. These securities are primarily U.S. Treasury obligations that were either pledged to the Company by its customers or represent investments of customer funds. These securities are carried at fair value with an offset to customer payables for those pledged by customers. Management has considered accounting guidance as it relates to assets pledged by customers to margin their accounts. Based on a review of the agreements with the customer, management believes that a legal basis exists to support that the transferor surrenders control over those assets given the following three conditions are met: (a) the transferred assets have been isolated from the transferor - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (b) each transferee has the right to pledge or exchange the assets (or beneficial interests) it received, and no condition both constrains the transferee (or holder) from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor and (c) the transferor does not maintain effective 4

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 control over the transferred assets through either (1) an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity or (2) the ability to unilaterally cause the holder to return specific assets. Under this guidance, it is the Company’s practice to reflect the customer collateral assets and corresponding liabilities in the statement of financial condition, as the rights to those securities have been transferred to the Company under the terms of the agreements with the customer. At September 30, 2018, deposits with and receivables from and payables to broker-dealers, clearing organizations and counterparties consisted of the following (see additional fair value disclosures in Note 5) (in thousands): Deposits and receivables: Cash margin, including accrued interest, on deposit with exchange clearing organizations $ 745,600 Securities pledged to exchange clearing organizations 778,353 Exchange settlements due from exchange clearing organizations 339,680 Net option values due from exchange clearing organizations (275,568) Exchange clearing organization guaranty deposits 76,518 Receivables from securities broker-dealers 9,358 Receivables from other clearing organizations 98,142 Cash margin on deposit with securities clearing firms and organizations 13,113 To be announced (“TBA”) and forward settling securities 2,887 Securities failed-to-deliver 64,468 Other 3,873 $ 1,856,424 Payables: Clearing brokers and organizations and counterparties $ 12,321 Securities failed to receive 47,983 Other 284 $ 60,588 (h) Receivables from and Payables to Customers Receivables from customers, net includes the total of net deficits in individual exchange-traded futures and option on futures trading accounts carried by the Company and amounts due from other services provided to the Company’s futures clients. Customer deficits arise from realized and unrealized trading losses on futures and options on futures and amounts due on cash and margin transactions. Customer deficit accounts are reported gross of customer accounts that contain net credit or positive balances, except where a right of setoff exists. Net deficits in individual exchange-traded trading accounts include both secured and unsecured deficit balances due from customers as of the statement of financial condition date. Secured deficit amounts of $4,524,165 and $10,928,182 are secured by U.S. Treasury securities and commodity warehouse receipts, respectively, as of September 30, 2018. These U.S. Treasury securities and commodity warehouse receipts are not netted against the secured deficit amounts, as the conditions for right of setoff have not been met. Receivables from customers also include amounts receivable for securities sold but not yet delivered by the Company on settlement date (“fails-to-deliver”). Receivables from customers, net also includes the net amounts receivable from securities customers in connection with the settlement of normal cash securities, margin loans to customers, and customer cash debits. It is the Company’s policy to report margin loans and payables that arise due to positive cash flows 5

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 in the same customer’s accounts on a net basis when the conditions for netting as specified in U.S. GAAP are met. Customers’ securities transactions cleared by the Company are recorded on a settlement date. Securities owned by customers including those that collateralize margin or other similar transactions, are not reflected on the statement of financial condition as the Company does not have title to those assets. In the event of uncompleted transactions on settlement date, the Company records corresponding receivables and payables, respectively. The carrying value of the receivables and payables approximates fair value due to their short-term nature. Payables to customers represent the total of customer accounts with credit or positive balances. Customer accounts are used primarily in connection with normal cash securities and commodity derivative transactions and include gains and losses on open commodity trades as well as securities and other deposits made as required by the Company. Customer accounts with credit or positive balances are reported gross of customer deficit accounts, except where a right of setoff exists. For regulatory purposes, certain customers, which would include persons who are affiliated with the Company or are principals, such as an officer or director, and any person who is materially involved in the management of the Company, are identified as noncustomers. A noncustomer account may not be carried as a customer account due to an affiliation with the Company. In a liquidation event, amounts owed to noncustomers are paid in the same priority as amounts owed to general creditors of the Company. These accounts are also referred to as proprietary accounts. As of September 30, 2018, receivables from and payables to customers included amounts from non-customers of $32,783,476 and $210,450,327, respectively. The future collectibility of receivables from customers can be impacted by the Company’s collection efforts, the financial stability of its customers, and the general economic climate in which it operates. The Company evaluates accounts that it believes may become uncollectible on a specific-identification basis, through reviewing daily margin deficit reports, the historical daily aging of the receivables, and by monitoring the financial strength of its customers. The Company may unilaterally close customer trading positions in certain circumstances. In addition, to evaluate customer margining and collateral requirements, customer positions are stress tested regularly and monitored for excessive concentration levels relative to the overall market size. Furthermore, in certain instances, the Company has the ability to charge back introducing broker-dealers for the uncollectible trading accounts of their clients. The Company has an allowance for doubtful accounts of $385,587 as of September 30, 2018. The Company generally charges off an outstanding receivable balance when all economically sensible means of recovery have been exhausted. That determination considers information such as the occurrence of significant changes in the customer’s financial position such that the customer can no longer pay the obligation, or that the proceeds from collateral will not be sufficient to pay the receivable balance. (i) Securities Owned and Sold, Not Yet Purchased, at fair value Securities owned and sold, not yet purchased, at fair value consist of proprietary financial instruments recorded on a trade date basis that are carried at fair value. For further information regarding the types of securities owned and sold, not yet purchased, as well as the related determination of fair value refer to Note 5. 6

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 (j) Derivative Financial Instruments The Company primarily acts as a clearing and execution provider of derivative instruments, specifically futures and options on futures contracts. The Company accounts for derivative instruments as either assets or liabilities at fair value in the statement of financial condition. Net option values arising from the unrealized trading gains and losses of customers’ options on futures trading accounts are recorded at fair value through payables to customers with a corresponding receivable from the related exchange-clearing organization recorded through deposits with and receivables from broker-dealers, clearing organizations, and counterparties. The Company also executes mortgage-backed to-be-announced (“TBA”) securities on a principal basis primarily to hedge related positions in fixed income securities. A TBA security is a forward derivative contract for the purchase or sale of mortgage-backed securities at a predetermined price, face amount, issuer, and coupon and stated maturity on an agreed-upon future date, but the particular securities to be delivered are not yet identified until shortly after the settlement. The Company does not elect hedge accounting for any derivative instrument. The Company’s accounting policy is such that open contracts with the same customer are netted at the account level, in accordance with netting arrangements in place with each party, as applicable and rights to reclaim cash collateral or obligations to return cash collateral are netted against fair value amounts recognized for derivative instruments with the same customer in accordance with the master netting arrangements in place with each customer. (k) Exchange and Clearing Organization Memberships and Stock, at Cost The Company holds certain exchange membership seats and exchange and clearing organization firm common stock and pledges them for clearing purposes, in order to provide the Company the right to process trades directly with the various exchanges and clearing organization. Exchange and clearing organization memberships and firm common stocks required in order to conduct business on the exchange are recorded at cost. The cost and fair value for exchange and clearing organization memberships and firm common stock required in order to conduct business on the exchange were $7,116,621 and $6,862,680, respectively, at September 30, 2018. Fair value was determined using quoted market prices and based upon recent transactions. The decline in the fair value of the exchange membership seats and common stock is temporary. (l) Furniture, Equipment, and Leasehold Improvements, net Furniture, equipment, and leasehold improvements, net is stated at cost, less accumulated depreciation and amortization. Expenditures that increase the value or productive capacity of assets are capitalized. When furniture, equipment, and leasehold improvements are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Furniture, equipment, and leasehold improvements are depreciated over three to ten years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the improvement. (m) Goodwill and Intangible Assets, net Goodwill is the cost of acquired companies in excess of the fair value of identifiable net assets at the acquisition date. Goodwill is tested for impairment on an annual basis at the fiscal year-end, and between annual tests if indicators of potential impairment exist. No impairment of goodwill has been identified for the year ended September 30, 2018. Identifiable intangible assets subject to amortization are amortized using the straight-line method over their estimated period of benefit, ranging from two to twenty years. Identifiable intangible assets are tested 7

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 for impairment whenever events or changes in circumstances suggest that an asset’s, or asset group’s, carrying value may not be fully recoverable. Residual value is presumed to be zero for all identifiable intangible assets. (n) Other Assets Other assets primarily include prepaid assets, cash deposits paid on leased office space and dividend and accrued interest receivable. Prepaid assets primarily consist of advance payments made for services that will be charged to expense in future periods when services are received. (o) Income Taxes The Company is included in the consolidated federal and state income tax returns of its Parent. Income taxes are allocated to the Company using the pro-rata method. Tax accounts are settled periodically with the Parent. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized. The Company did not have any uncertain tax positions as of September 30, 2018. No amounts have been accrued for the payment of interest and penalties at September 30, 2018. (p) Subsequent Events During the week ended November 16, 2018, balances in approximately 300 accounts of the FCM division of the Company declined below required maintenance margin levels, primarily as a result of significant price fluctuations in the natural gas markets. All positions in these accounts, which were managed by Optionsellers.com Inc. (“Optionsellers”), an independent Commodities Trading Advisor (“CTA”), were liquidated in accordance with the Company’s customer agreements and obligations under market regulation standards. Optionsellers is a CFTC-registered CTA with a CFTC Rule 4.7 exemption for “qualified eligible persons”, which indicates that the account holders meet certain minimum financial requirements and have a high level of financial sophistication and financial resources. Pursuant to the account agreements, Optionsellers, in its role as a CTA, acted with discretion over the trading in the customer accounts, while the Company acted solely as the clearing firm in its role as the FCM, at all times meeting its obligations as the FCM to these accounts. The Company’s customer agreements obligate the account holders to reimburse the Company for any account deficits and the FCM division continues to pursue collection of these receivables in the ordinary course of business. As of November 27, 2018, the aggregate receivable from these customer accounts, net of collections thus far, is $35.3 million, with no individual account receivable exceeding $1.4 million. The exposure to losses from these customer accounts is not yet determinable, as collection efforts are in early stages, given the timing of events that lead to the receivable balances disclosed above. Depending on future collections and an assessment to be made under U.S. GAAP, any provisions for bad debts and actual losses ultimately may or may not be material to the Company’s financial results. The Company believes that these accounts receivable balances, along with possible exposure to losses from these customer accounts, will not impact the Company’s ability to comply with its ongoing liquidity, capital, and regulatory requirements. 8

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Management has evaluated events and transactions through November 27, 2018, which is the date the financial statement was issued, for potential recognition or disclosure herein and has determined that other than the event noted above, no additional disclosures or adjustments are required. Note 2 - Net Capital Requirements The Company is a broker-dealer subject to the SEC Uniform Net Capital Rule 15c3-1 (the Rule), which requires the maintenance of minimum net capital. The Company is a registered FCM and also subject to the net capital requirements of the CFTC Regulation 1.17. Under the more restrictive of these rules, the Company is required to maintain “adjusted net capital”, equivalent to the greater of $1,000,000 or 8 percent of customer and noncustomer maintenance margin requirements on all positions, as these terms are defined. The Company, as a securities clearing broker, may only include assets in proprietary accounts as allowable assets in its net capital computation when the introducing broker and the Company have executed a proprietary accounts of brokers (“PAB”) agreement. Adjusted net capital and the related net capital requirement may fluctuate on a daily basis. The net capital requirements prohibit the payment of dividends to the Parent, if such payment would reduce the Company’s net capital below required levels. In certain circumstances, dividend payments to the Parent may require regulatory notification or authorization prior to payment. The Company’s adjusted net capital and minimum net capital requirement as of September 30, 2018 were as follows (in thousands): Net capital $ 169,428 Minimum net capital requirement 101,402 Excess net capital $ 68,026 Note 3 - Segregated and Secured Requirements Pursuant to requirements of the Commodity Exchange Act and Commission Regulation 30.7, funds deposited by customers of the Company relating to futures and options on futures in regulated commodities must be carried in separate accounts maintained for the exclusive benefit of customers. The Company holds no cleared swaps or dealer option accounts customer segregated funds under section 4d(f) of the Commodity Exchange Act. Certain amounts in the accompanying table reflect reclassifications and eliminations required for regulatory filing and, as a result, may differ from those presented in the accompanying statement of financial condition. 9

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Funds deposited by customers and other assets, which have been segregated as belonging to the commodity customers as of September 30, 2018 are as follows (in thousands): Cash, at banks - segregated $ 502,818 Securities representing investments of customers' funds, at banks 599,379 Securities held for customers in lieu of cash, at banks 996 Deposits with and receivables from: Exchange-clearing organizations, including securities, net of omnibus eliminations 1,490,915 Segregated funds on hand 42,857 Total customer-segregated funds 2,636,965 Amount required to be segregated 2,579,711 Excess funds in segregation $ 57,254 Management target amount for excess funds in segregation $ 40,000 Excess funds in segregation over management target $ 17,254 Funds deposited by customers and other assets, which are held in separate accounts for customers trading foreign futures and foreign options on futures on foreign commodity exchanges or boards of trade, as of September 30, 2018 are as follows (in thousands): Cash - secured $ 74,998 Equities with registered futures commission merchants 25,422 Amounts held by clearing organizations of foreign boards of trade 24,973 Amounts held by members of foreign boards of trade 23,547 Total customer-secured funds 148,940 Amount required to be set aside in separate Section 30.7 accounts 132,822 Excess set aside for secured amount $ 16,118 Management target amount for excess funds in separate Section 30.7 accounts $ 8,000 Excess funds in separate Section 30.7 accounts over management target $ 8,118 Note 4 - Customer and Proprietary Accounts of Broker Dealers Reserve Requirements The Company, in its capacity as a securities clearing broker-dealer, clears transactions for customers and certain PABs. The Company prepared reserve computations for the customers accounts and PAB accounts, in accordance with the customer reserve computation guidelines set forth in Rule 15c3-3. Based upon these computations, there was no PAB reserve requirement as of September 30, 2018. The customer reserve requirement was $6,409,196 as of September 30, 2018. As of September 30, 2018, amounts held on deposit in special reserve bank accounts for the benefit of customers and PABs were $0 and $256,000, respectively. An additional deposit of $11,410,000 was made to the customer special reserve bank account on October 2, 2018 to meet the customer segregation requirements. Note 5 - Fair Value of Financial and Nonfinancial Assets and Liabilities Fair value is defined by U.S. GAAP as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants on the measurement date. 10

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many assets and liabilities. This condition could cause assets and liabilities to be reclassified to a lower level within the fair value hierarchy. In accordance with FASB ASC 820, Fair Value Measurement, the Company groups its assets and liabilities measured at fair value in three levels based on the reliability of the assumptions used to determine fair value. These levels are: Level 1 - Valuation is based upon unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Level 1 consists of assets and liabilities whose fair values are estimated using quoted market prices. Level 2 - Valuation is based upon quoted prices for identical or similar assets or liabilities in markets that are less active, that is, markets in which there are few transactions for the asset or liability that are observable for substantially the full term. Included in Level 2 are those assets and liabilities for which fair values are estimated using models or other valuation methodologies. These models are primarily industry-standard models that consider various observable inputs, including time value, yield curve, volatility factors, observable current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures. Level 3 - Valuation is generated from prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity). Level 3 comprises assets and liabilities whose fair value is estimated based on internally developed models or methodologies utilizing significant inputs that are not readily observable from objective sources. As of September 30, 2018, the Company did not have any Level 3 assets or liabilities. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. A market is active if there are sufficient transactions on an ongoing basis to provide current pricing information for the asset or liability, pricing information is released publicly, and price quotations do not vary substantially either over time or among market makers. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. The Company considers counterparty credit risk of all parties to outstanding derivative instruments that would be considered by a market participant in the transfer or settlement of such contracts (exit price). The Company has limited exposure to credit risk on derivative financial instruments as all exchange-traded or cleared contracts held can be settled on an active market with the credit guarantee from the respective exchange. The following section describes the valuation methodologies used by the Company to measure classes of financial instruments at fair value and specifies the level within the fair value hierarchy where various financial instruments are generally classified. The Company uses quoted prices in active markets, where available, and classifies such instruments within Level 1 of the fair value hierarchy. Examples include options on futures contracts traded on exchanges using quoted prices from exchanges in which the Company executes transactions for customer and proprietary accounts, exchange-cleared swaps and options which are valued using exchange closing prices, U.S. Treasury obligations, and certain equity securities traded in active markets, which includes common, preferred, and foreign ordinary shares, American Depository Receipts (“ADRs”), Global Depository Receipts (“GDRs”), and exchange-traded funds (“ETFs”). The majority of common and preferred shares and ADRs represent equity securities of foreign 11

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 entities denominated in U.S. dollars. Foreign ordinary shares and GDRs represent foreign equity securities denominated in foreign currency and translated into U.S. dollars. The fair value of exchange common stock not required in order to conduct business on the exchange and commodities warehouse receipts are determined by quoted market prices, and the fair value of exchange memberships is determined by recent sale transactions. Exchange common stock, exchange memberships, and commodities warehouse receipts are classified as Level 1. When instruments are traded in secondary markets and quoted prices in active markets do not exist for such securities, the Company generally relies on internal valuation techniques or prices obtained from third-party pricing services or brokers or a combination thereof, and accordingly, classified these instruments as Level 2. Examples include corporate and municipal bonds, U.S. government agency obligations, agency-mortgage backed obligations, asset-backed obligations, and certain equity securities traded in less active markets, including common, preferred, and foreign ordinary shares, ADRs and GDRs. Securities owned and sold are primarily valued using third party pricing sources that are subject to price verification procedures performed by separate internal personnel. Third party vendors compile prices from various sources and often apply matrix pricing for similar securities when no prices are observable. The Company reviews the pricing methodologies provided by the various vendors in order to determine if observable market information is being used, versus unobservable inputs. When evaluating the propriety of an internal trader or broker price compared with vendor prices, considerations include the range of reasonable values available and quality of vendor prices. Trader or broker prices are used to ensure the reasonableness of a vendor price; however valuing financial instruments involves judgments acquires from knowledge of a particular market. If a trader or broker asserts that a vendor or market price is not reflective of market value, justification for using the trader price, including recent sales activity where possible, must be provided to and approved by the appropriate levels of management prior to use of the trader or broker price. The fair value estimates presented herein are based on pertinent information available to management as of September 30, 2018. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of this financial statement since that date and current estimates of fair value may differ significantly from the amounts presented herein. 12

INTL FCStone Financial Inc.
Notes to Statement of Financial Condition
September 30, 2018

The following table summarizes the Company's assets and liabilities recorded at fair value on a recurring basis as of September 30, 2018, by level within the fair value hierarchy (in thousands):

	September 30, 2018				
	Level 1	**Level 2**	**Level 3**	**Netting**	**Total**
Assets:					
Commodities warehouse receipts	$ 42,857	$ —	$ —	$ —	$ 42,857
U.S. Treasury obligations	600,375	—	—	—	600,375
Securities and other assets segregated under federal and other regulations	643,232	—	—	—	643,232
U.S. Treasury obligations	778,353	—	—	—	778,353
TBA and forward settling securities	—	4,963	—	(2,076)	2,887
Derivatives	7,327,388	—	—	(7,602,956)	(275,568)
Deposits with and receivables from broker-dealers, clearing organizations and counterparties	8,105,741	4,963	—	(7,605,032)	505,672
Equity securities	71,179	2,998	—	—	74,177
Corporate and municipal bonds	—	79,129	—	—	79,129
Agency mortgage-backed obligations	—	1,022,482	—	—	1,022,482
Asset-backed obligations	—	42,890	—	—	42,890
U.S. Treasury obligations	88,367	—	—	—	88,367
U.S. government agency obligations	—	472,889	—	—	472,889
Foreign government obligations	726	—	—	—	726
Commodities warehouse receipts	16,400	—	—	—	16,400
Exchange firm common stock	10,219	—	—	—	10,219
Securities owned, at fair value	186,891	1,620,388	—	—	1,807,279
Total assets at fair value	$ 8,935,864	$ 1,625,351	$ —	$ (7,605,032)	$ 2,956,183
Liabilities:					
TBA and forward settling securities	$ —	$ 2,076	$ —	$ (2,076)	$ —
Derivatives	7,602,956	—	—	(7,602,956)	—
Payables to broker-dealers, clearing organizations and counterparties	7,602,956	2,076	—	(7,605,032)	—
Equity securities	51,131	399	—	—	51,530
Corporate and municipal bonds	—	20,103	—	—	20,103
Agency mortgage-backed obligations	—	211	—	—	211
U.S. Treasury obligations	484,800	—	—	—	484,800
U.S. government agency obligations	—	57,152	—	—	57,152
Securities sold, not yet purchased, at fair value	535,931	77,865	—	—	613,796
Total liabilities at fair value	$ 8,138,887	$ 79,941	$ —	$ (7,605,032)	$ 613,796

Note 6 - Derivative Instruments and Hedging Activities

The Company provides clearing and execution of exchange-traded futures and options on futures for middle-market intermediaries, end-users, producers of commodities and the institutional and professional trader market segments. For these derivative instruments, unrealized gains and losses on options on futures with exchange-clearing organizations are reflected in deposits with and receivables from broker-dealers, clearing organizations, and counterparties with a corresponding payable to customer on the statement of financial condition.

13

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 The Company also has derivative instruments that are executed on a principal basis, which consist of agency mortgage-backed TBA securities and forward settling transactions that are used to manage risk exposures in the fixed income trading inventory. The fair value of these transactions are recorded in deposits with and receivables from broker-dealers, clearing organizations and counterparties. TBA and forward settling securities represent non-regular way securities. See Note 5 and Note 16 for additional information about the fair value of financial instruments held, and the Company’s exposure to credit risk on derivative instruments. The following table presents the fair value of the Company’s derivative instruments and location on the statement of financial condition (in thousands). September 30, 2018 Assets (1) Liabilities (1) Derivative contracts not accounted for as hedges: Exchange-traded commodity derivatives $ 2,286,408 $ 2,292,996 Exchange-traded foreign exchange derivatives 49,824 37,245 Exchange-traded interest rate derivatives 449,340 478,709 Exchange-traded equity index derivatives 4,541,816 4,794,006 TBA and forward settling securities 4,963 2,076 Gross fair value of derivative contracts 7,332,351 7,605,032 Impact of netting and collateral (7,605,032) (7,605,032) Total fair value included in ‘deposits with and receivables from broker-dealers, clearing organizations, and counterparties' $ (272,681) Total fair value included in ‘payables to broker-dealers, clearing organizations and counterparties $ — (1) As of September 30, 2018, the Company’s derivative contract volume for open positions for exchange-traded derivatives was approximately 10.5 million contracts. As of September 30, 2018, TBA and forward settling securities recorded within deposits with and receivables from broker-dealers, clearing organizations, and counterparties and related notional amounts are summarized as follows (in thousands): Notional Gain / (Loss) Amounts Unrealized gain on TBA securities purchased $ 1,233 $ 721,469 Unrealized loss on TBA securities purchased $ (603) $ 293,248 Unrealized gain on TBA securities sold $ 3,194 $ (1,099,537) Unrealized loss on TBA securities sold $ (1,473) $ (812,727) Unrealized gain on forward settling securities purchased $ 472 $ 614,289 Unrealized gain on forward settling securities sold $ 64 $ (427,202) The notional amounts of these instruments reflect the extent of the Company's involvement in TBA securities and do not represent counterparty exposure. Note 7 - Securities Financing Transactions The Company enters into securities purchased under agreements to resell, securities sold under agreements to repurchase, securities borrowed and securities loaned transactions to, among other things, finance financial instruments, acquire securities to cover short positions, acquire securities for settlement, and to accommodate counterparties’ needs. These agreements are recorded as collateralized financings at their contractual amounts plus accrued interest. In connection with these agreements and transactions, it is the policy of the Company to 14

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 receive or pledge cash or securities to adequately collateralize such agreements and transactions in accordance with general industry guidelines and practices. The collateral is valued daily and the Company may require counterparties to pledge additional collateral or return collateral pledged, when appropriate. The carrying amounts of these agreements and transactions approximate fair value due to their short-term nature and the level of collateralization. The Company pledges financial instruments owned to collateralize repurchase agreements. At September 30, 2018, financial instruments owned, at fair value of $123,036,477 were pledged as collateral under repurchase agreements. The counterparty has the right to repledge the collateral in connection with these transactions. These financial instruments owned have been pledged as collateral and have been parenthetically disclosed on the statement of financial condition. In addition, as of September 30, 2018, the Company pledged financial instruments owned, at fair value of $1,481,066,212 and securities received under reverse repurchase agreements of $369,789,260 to cover collateral for tri-party repurchase agreements. These securities have not been parenthetically disclosed on the statement of financial condition since the counterparties do not have the right to sell or repledge the collateral. The Company also has repledged securities borrowed and customer securities held under custodial clearing arrangements to collateralize securities loaned agreements with a fair value of $267,942,936 as of September 30, 2018. The Company has also pledged financial instruments owned with a fair value of $27,105,397 as of September 30, 2018, to collateralize uncommitted loan facilities with certain banks as discussed further in Note 10. At September 30, 2018, the Company has accepted collateral that it is permitted by contract to sell or repledge. This collateral consists primarily of securities received in reverse repurchase agreements, securities borrowed agreements, and margin securities held on behalf of correspondent brokers. The fair value of such collateral at September 30, 2018, was $1,294,814,917 of which $473,900,871 was used to cover securities sold short which are recorded in financial instruments sold, not yet purchased on the statement of financial condition. In the normal course of business, this collateral is used by the Company to cover financial instruments sold, not yet purchased, to obtain financing in the form of repurchase agreements, and to meet counterparties’ needs under lending arrangements. The following table provides the contractual maturities of gross obligations under repurchase and securities lending agreements as of September 30, 2018 (in thousands): Overnight Less than 30 and Open Days 30-90 Days Total Securities sold under agreements to repurchase $ 934,879 $ 661,350 $ 340,500 $ 1,936,729 Securities loaned 277,913 — — 277,913 Gross amount of secured financing $ 1,212,792 $ 661,350 $ 340,500 $ 2,214,642 15

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 The following table provides the underlying collateral types of the gross obligations under repurchase and securities lending agreements as of September 30, 2018 (in thousands): Securities sold under agreements to repurchase: U.S. Treasury obligations $ 39,573 U.S. government agency obligations 461,656 Asset-backed obligations 50,000 Agency mortgage-backed obligations 1,385,500 Total securities sold under agreements to repurchase 1,936,729 Securities loaned: Equity securities 277,913 Total securities loaned 277,913 Gross amount of secured financing $ 2,214,642 Note 8 - Property and Equipment, net Furniture, equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization. The following is a summary of furniture, equipment, and leasehold improvements as of September 30, 2018 (in thousands): Furniture and equipment $ 2,762 Computer software and hardware 2,916 Leasehold improvements 6,108 11,786 Less accumulated depreciation (7,125) $ 4,661 Note 9 - Goodwill and Intangible Assets, net The Company has total goodwill of $12,565,740 as of September 30, 2018. The gross and net carrying values of intangible assets as of September 30, 2018 by major intangible asset class are as follows (in thousands): September 30, 2018 Accumulated Gross Amount Amortization Net Amount Intangible assets subject to amortization: Software programs/platforms $ 1,505 $ (1,369) $ 136 Customer base 12,778 (6,507) 6,271 $ 14,283 $ (7,876) $ 6,407 16

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Note 10 - Credit Facilities On April 5, 2018, the Company amended its committed unsecured line of credit agreement, with a syndicate of lenders, administered by Bank of Montreal, under which the Company may borrow up to $75,000,000. This credit facility provides short-term funding of margin to commodity exchanges as necessary. The credit facility expires on April 4, 2019, and is subject to annual review. These borrowings are payable on demand. The continued availability of this credit facility is subject to the Company’s financial condition and operating results continuing to be satisfactory as set forth in the agreement. Borrowings under the credit facility bear interest at the Base Rate, as defined, plus 2.00%, which was 7.25% as of September 30, 2018. The agreement contains financial covenants related to the Company’s tangible net worth, excess net capital, and maximum allowable net loss over a trailing twelve month period, as defined. The Company was in compliance with these covenants throughout the fiscal year, including as of September 30, 2018. Unused portions of the margin line require a commitment fee of 0.50% on the unused commitment. There were no borrowings outstanding under this credit facility at September 30, 2018. During the next twelve months, the Company’s committed credit facility is scheduled to expire. While there is no guarantee that the Company will be successful in renewing this agreement as it expires, the Company believes it will be able to do so. The Company has a secured, uncommitted loan facility, under which the Company may borrow up to $75,000,000, collateralized by commodity warehouse receipts, to facilitate U.S. commodity exchange deliveries of its customers, subject to certain terms and conditions of the credit agreement. Borrowings under the credit facility bear interest at the Fed Funds Rate, as defined, plus 2.5%. There are no commitment fees related to this credit arrangement. There were no borrowings outstanding under this credit facility at September 30, 2018. The Company also has a secured uncommitted loan facility under which the Company may borrow for short term funding of firm and customer securities margin requirements, subject to certain terms and conditions of the agreement. The uncommitted maximum amount available to be borrowed is not specified, and all requests for borrowing are subject to the sole discretion of the lender. There were $14,000,000 in borrowings outstanding under this credit facility at September 30, 2018. The interest rate associated with the borrowings outstanding as of September 30, 2018, was 2.88%. The Company also has a secured uncommitted loan facility under which it may borrow up to $100,000,000 for short term funding of firm and customer securities margin requirements, subject to certain terms and conditions of the agreement. The loans are payable on demand and bear interest at a rate mutually agreed to with the lender. The borrowings are secured by first liens on firm owned marketable securities or customer owned securities which have been pledged to the Company. There were no borrowings outstanding under this credit facility at September 30, 2018. Note 11 - Commitments and Contingencies Operating Leases The Company leases office facilities, equipment, and automobiles for various terms under noncancelable operating lease agreements. The leases expire on various dates through 2027, and provide for renewal options. In the normal course of business, it is expected that these leases will be renewed or replaced by similar lease agreements. Most of the leases provide that the Company pay taxes, maintenance, insurance, and other expenses. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease, including rent concessions or holidays. 17

INTL FCStone Financial Inc.
Notes to Statement of Financial Condition
September 30, 2018

The following table summarizes future minimum lease payments required under the various operating lease agreements (in thousands):

Fiscal year ending September 30,		
2019	$	3,989
2020		3,848
2021		3,319
2022		1,822
2023 and beyond		2,094
Total	$	15,072

Purchase and Other Commitments

Purchase and other commitments primarily include certain service agreements related to the use of front-office and back-office trading software systems and clearing agreements. Purchase and other commitments as of September 30, 2018 for less than one year, and one to three years were $450,000 and $37,500, respectively, and none after three years.

Securities sold, not yet purchased represent obligations of the Company to purchase specified financial instruments in the market at prevailing prices. Consequently, the Company's ultimate obligation to satisfy securities sold, not yet purchased may exceed the amounts recognized on the accompanying statement of financial condition.

Securities Clearing Arrangement Indemnifications and Termination Fees

The Company clears its securities transactions either internally, or externally primarily through Broadcort and Pershing, under clearing agreements with both parties. The agreements call for termination fees if the Company terminates either agreement without cause, or if one of the parties terminates either agreement for cause, as specified within the agreements. The maximum amount of termination fees related to these agreements is $300,000.

In the normal course of its business, the Company indemnifies and holds Broadcort and Pershing harmless against specified potential losses in connection with their acting as an agent of, or providing services to, the Company or its affiliates. The maximum potential amount of future payments that the Company could be required to make under these indemnifications cannot be estimated. However, the Company believes that it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the statement of financial condition for these indemnifications.

Exchange and Clearing Organization Member Guarantees

The Company is a member of various exchanges that trade and clear futures and options on futures contracts and a clearing organization that clears and settles securities transactions. Associated with its membership, the Company may be required to pay a proportionate share of the financial obligations of another member who may default on its obligations to the exchange. While the rules governing different exchange memberships vary, in general, the Company's guarantee obligations would arise only if the exchange had previously exhausted its resources. In addition, any such guarantee obligation would be apportioned among the other nondefaulting members of the exchange. Any potential contingent liability under these membership agreements cannot be estimated. The Company has not recorded any contingent liability in the statement of financial condition for these agreements and believes that any potential requirement to make payments under these agreements is remote.

18

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Legal and Regulatory Proceedings Certain conditions may exist as of the date the financial statement is issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal and regulatory proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal or regulatory proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a loss had been incurred at the date of the financial statement and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statement. If the assessment indicates that a loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Neither accrual nor disclosure is required for loss contingencies that are deemed remote. The Company accrues legal fees related to contingent liabilities as they are incurred. From time to time and in the ordinary course of business, the Company is involved in various legal actions and proceedings, including tort claims, contractual disputes, employment matters, workers’ compensation claims and collections. The Company carries insurance that provides protection against certain types of claims, up to the limits of the respective policy. Additionally, the Company is subject to extensive regulation and supervision by U.S. federal agencies and various self-regulatory organizations. The Company and its advisors periodically engage with such regulatory agencies and organizations, in the context of examinations or otherwise, to respond to inquiries, informational requests, and investigations. From time to time, such engagements result in regulatory complaints or other matters, the resolution of which can include fines and other remediation. The following is a summary of a significant legal matter involving the Company. Sentinel Litigation Prior to the July 1, 2015 merger into INTL FCStone Financial Inc., FCStone, LLC had a portion of its excess segregated funds invested with Sentinel Management Group Inc. (“Sentinel”), a registered FCM and an Illinois- based money manager that provided cash management services to other FCMs. In August 2007, Sentinel halted redemptions to customers and sold certain of the assets it managed to an unaffiliated third party at a significant discount. On August 17, 2007, subsequent to Sentinel’s sale of certain assets, Sentinel filed for bankruptcy protection. In aggregate, approximately $15,500,000 of FCStone, LLC’s approximately $21,900,000 in invested funds were returned to it before and after Sentinel’s bankruptcy petition. A further amount of approximately $2,000,000 million was held by the bankruptcy trustee in reserve in the name of FCStone, LLC. In August 2008, the bankruptcy trustee of Sentinel filed adversary proceedings against FCStone, LLC, and a number of other FCMs, seeking recovery of pre- and post-petition transfers totaling approximately $15,500,000. In April 2018, following ten years of legal proceedings and a final ruling by the United States Court of Appeals for the Seventh Circuit against the trustee and in favor of the Company, the United States Supreme Court denied the trustee’s petition for writ of certiorari. Following this, in May 2018, the Company received funds from the reserve account in the amount of $2,036,609. The Company’s assessments are based on estimates and assumptions that have been deemed reasonable by management, but that may later prove to be incomplete or inaccurate, and unanticipated events and circumstances may occur that might cause it to change those estimates and assumptions. 19

INTL FCStone Financial Inc.
Notes to Statement of Financial Condition
September 30, 2018

Note 12 - Share-Based Compensation

The Parent sponsors a share-based stock option plan (the Plan) available for its directors, officers, and employees. The Plan permits the issuance of shares of INTL FCStone common stock to key employees of the Company. Awards that expire or are canceled generally become available for issuance again under the Plan. INTL FCStone generally settles stock option exercises with newly issued shares of common stock.

There were 31,250 stock options awarded to the Company's employees during the year ended September 30, 2018. The weighted average strike price of $44.61 is equivalent to the weighted average grant date market value of INTL FCStone's stock. The weighted average grant date fair value, calculated using the Black-Scholes option pricing model, was $9.87 per share based on assumptions including a risk-free rate of 1.25%, no dividends, volatility of 29.84% and an expected life of 3.06 years.

Stock option activity of the Company during the year ended September 30, 2018 is as follows:

	Number of Options Outstanding		Weighted Average Exercise Price	Weighted Average Remaining Term (in years)		Aggregate Intrinsic Value (in millions)
Balances at September 30, 2017	226,997	$	26.56	2.86	$	2.7
Granted	31,250	$	44.61			
Exercised	(22,306)	$	22.28			
Forfeited	(3,830)	$	28.10			
Balances at September 30, 2018	232,111	$	29.37	2.23	$	4.4
Exercisable at September 30, 2018	87,547	$	26.32	1.90	$	1.9

The intrinsic value of options exercised in fiscal 2018 was approximately $540,000, determined as of the exercise date.

Note 13 - Retirement Plans

Defined Benefit Retirement Plans

The Company participates in the qualified and nonqualified noncontributory retirement plans of FCStone Group, Inc., an affiliate. The retirement plans are defined benefit pension plans that cover certain employees and retirees of the Company. The plans were closed to new employees hired subsequent to April 1, 2006, and amended effective September 1, 2008, to freeze all benefit accruals, therefore no additional benefits accrue for active participants under the plans. Information on the overall costs and funded status of FCStone Group Inc.'s plans are included for informational purposes only.

Related to the qualified plan, FCStone Group's net liability for retirement costs as of September 30, 2018 had a funded status of approximately $3,100,000. As of September 30, 2018, FCStone Group's qualified plan had an accumulated benefit obligation of approximately $32,500,000 compared to plan assets of approximately $35,600,000.

Related to the nonqualified plan, FCStone Group's net liability for retirement costs as of September 30, 2018 had an unfunded status of approximately $1,600,000. As of September 30, 2018, FCStone Group's nonqualified plan had an accumulated benefit obligations and projected benefit obligations of approximately $1,600,000, which are in excess of plan assets of approximately $60,000.

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INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Defined Contribution Retirement Plan The Company offers participation in the INTL FCStone Inc. 401(k) Plan (“401(k) Plan”), a defined contribution plan providing retirement benefits, to all domestic full-time non-temporary employees who have reached 21 years of age. Employees may contribute from 1% to 80% of their annual compensation to the 401(k) Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company makes matching contributions to the 401(k) Plan in an amount equal to 62.5% of each participant’s eligible elective deferral contribution to the 401(k) Plan, up to 8% of employee compensation. Matching contributions vest, by participant, based on the following years of service schedule: less than two years - none, after two years - 33%, after three years - 66%, and after four years - 100%. During the year ended September 30, 2018, the Company contributed $2,734,853 to this plan. Note 14 - Income Taxes Effects of the Tax Cuts and Jobs Act On December 22, 2017, the President of the United States signed and enacted into law H.R. 1, the Tax Cuts and Jobs Act (“the Tax Reform”). Among the significant changes to the U.S. Internal Revenue Code, the Tax Reform lowers the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018. The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Reform. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Reform enactment date for companies to complete the accounting under Accounting Standards Codification (“ASC”) 740 - Income Taxes (“ASC 740”). In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Reform for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Reform is incomplete but it can determine a reasonable estimate, it must record a provisional estimate in the statement of financial condition. If a company cannot determine a provisional estimate to be included in the statement of financial condition, it should continue to apply ASC 740 based on the tax laws that were in effect immediately before the enactment of the Tax Reform. The Tax Reform also establishes new tax laws that will affect the fiscal year ending September 30, 2019, including, but not limited to, (1) elimination of the corporate alternative minimum tax, (2) limitation on the current deductibility of net interest expense in excess of 30 percent of adjusted taxable income, (3) limitations on the utilization of net operating losses incurred in tax years beginning after September 30, 2018 to 80 percent of taxable income per tax year, and (4) limitations on the deductibility of certain executive compensation. The Company has not yet determined the potential tax impact of provisions that are not yet effective. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. 21

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Significant components of the Company’s deferred tax assets and liabilities as of September 30, 2018 are as follows (in thousands): Deferred tax assets: State and local net operating losses $ 4,443 Amortization of intangibles 1,344 Accrued compensation 1,130 Share-based compensation 379 Deferred rent 283 Bad debt 505 Other assets 107 Total gross deferred tax assets 8,191 Less valuation allowance (2,069) Total deferred tax assets 6,122 Deferred tax liabilities: Furniture, equipment, and leasehold improvements (423) Prepaid expenses (249) Unrealized gains on marketable securities and exchange memberships (2,530) Total deferred tax liabilities (3,202) Deferred income taxes, net $ 2,920 As of September 30, 2018, the Company has net operating loss carryforwards for state and local income tax purposes of $2,373,709, net of valuation allowances, which are available to offset future state and local taxable income. The net operating loss carryforwards expire in tax years ending in 2020 through 2037. The valuation allowance for deferred tax assets as of September 30, 2018 is $2,069,473, and is primarily related to state and local net operating loss carryforwards that, in the judgment of management, are not more likely than not to be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. When evaluating the need for a valuation allowance, the Company considers the operating and tax results of INTL FCStone, as income taxes are allocated to the Company on a pro-rata basis. The valuation allowance increased $344,589, of which $371,513 was due to the reduction of the U.S. statutory rate benefit. INTL FCStone incurred U.S. federal, state, and local taxable losses for the years ending September 30, 2018 (excluding the mandatory deemed repatriation dividend of foreign subsidiaries accumulated and current earnings and profits), 2017, and 2016 of $3,659,893, $20,522,213, and $9,650,419, respectively. The differences between actual levels of past taxable losses and pre-tax book income (losses) are primarily attributable to temporary differences in these jurisdictions. INTL FCStone considered the existence of deferred tax liabilities and available tax planning strategies when evaluating the realizability of deferred tax assets. Based on the reversal of deferred tax liabilities and tax planning strategies that can be implemented by INTL FCStone, management believes that it is more likely than not that the Company will realize the tax benefit of the deferred tax assets. INTL FCStone has open tax years that include the activities of the Company, ranging from September 30, 2010 through September 30, 2018 with various taxing authorities. 22

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Note 15 - Transactions with Affiliated Companies The Company contracts with INTL Custody & Clearing Solutions, Inc. (“ICCS”) and SA Stone Wealth Management, Inc. (“SAWM”), U.S. broker-dealer affiliates, INTL Advisory Consultants, Inc. (“IACI”) and SA Stone Investment Advisors, Inc. (“SAIA”), registered investment advisor affiliates, and INTL Cibsa S.A. (“CIBSA”), a foreign broker-dealer affiliate, to serve as their securities clearing and carrying broker, to clear and perform the majority of other back office operations, and to maintain and preserve all books and records required by applicable provisions of laws and applicable rules of the SEC. Under the terms of the agreements, ICCS, SAWM, IACI, SAIA, and CIBSA have ultimate responsibility for any loss, liability, damage, cost, or expense incurred as a result of the failure of any account to make timely payment for the securities purchased or timely and good delivery of securities sold on the account. The Company as the securities clearing and carrying broker for SAWM, SAIA, and CIBSA maintains cash and cash equivalent accounts on their behalf. The Company serves as the custodian for securities, cash, and other property owned by or in fiduciary accounts of SAWM, SAIA, and CIBSA. As of September 30, 2018, the Company held cash and cash equivalents of $10,571,514, $1,261,379, and $3,339,860 on behalf of SAWM, SAIA, and CIBSA, respectively, which are included within payables to customers on the statement of financial condition. In the ordinary course of business, the Company completes transactions and pays certain costs on behalf of the Parent and affiliated subsidiaries of INTL FCStone. As of September 30, 2018, the Company had receivables from affiliates of $2,998,986, primarily related to revenues charged to affiliates and the reimbursement of expenses paid on behalf of affiliates. Additionally, the Company pays introducing broker commissions and management fees, as discussed above, to certain affiliates based on revenues generated for the Company, and reimburses certain affiliates for costs paid on its behalf. As of September 30, 2018, the Company had payables to affiliates of $22,711,545 related to introducing broker commissions and management fees and reimbursement of expenses. There can be no assurances that such transactions would have occurred under the same terms and conditions with an unrelated party. The Company settles its receivable and payable balances with its affiliates in a timely manner. The Company also had intercompany loans of $800,000 outstanding with INTL FCStone, Inc. as of September 30, 2018, that are included within payables to affiliates on the statement of financial condition. The Company has commodity futures and options on futures accounts for its customers with its affiliates, primarily INTL FCStone, Inc.’s U.K. based broker-dealer, INTL FCStone Ltd. In addition, the Company maintains commodity futures and options on futures accounts on behalf of its affiliates and the customers of its affiliates. As of September 30, 2018 the net liquidating balances of these accounts, which totaled $32,599,953 and $170,944,190, are included in deposits with and receivables from broker-dealers, clearing organizations and counterparties and payables to customers, respectively, on the statement of financial condition. Additionally, the Company also held U.S. Treasury bills with a fair value of $35,745,844 as of September 30, 2018, that have been pledged by INTL FCStone Ltd. as collateral in lieu of cash margin and are included in payables to customers on the statement of financial condition. Note 16 - Financial Instruments with Off-Statement of Financial Condition Risk The Company is a party to financial instruments in the normal course of its business of execution, settlement, and financing of customer trading accounts in various securities and exchange-traded derivative instruments. These instruments are primarily the execution of orders for securities and commodity futures and options on futures contracts on behalf of its customers, which are transacted on a cash or margin basis. These activities may expose the Company to off-statement of financial condition risk in the event the customer or other broker is unable to fulfill its contractual obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss. Margin transactions may expose the Company to significant credit risk in the event margin requirements are not sufficient to fully cover losses which customers may incur. The Company controls the risks associated with these transactions by requiring customers to maintain margin deposits in compliance with various regulatory requirements, individual exchange regulations, and internal guidelines. The 23

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 Company monitors required margin levels daily and, therefore, may require customers to deposit additional collateral or reduce positions when necessary. The Company also establishes contract limits for customers, which are monitored daily. The Company evaluates each customer’s creditworthiness on a case-by-case basis. Clearing, financing, and settlement activities may require the Company to maintain funds with or pledge securities as collateral with other financial institutions. Generally, these exposures to both customers and exchanges are subject to netting, or customer agreements, which reduce the exposure to the Company by permitting receivables and payables with such customers to be offset in the event of a customer default. Management believes that the margin deposits held are adequate to minimize the risk of material loss that could be created by positions held as of September 30, 2018. Additionally, the Company monitors collateral fair value on a daily basis and adjusts collateral levels in the event of excess market exposure. Generally, these exposures to both customers and counterparties are subject to master netting, or customer agreements which reduce the exposure to the Company. Furthermore, in certain instances, the Company is indemnified by introducing broker-dealers for losses incurred on behalf of their customers. Derivative financial instruments involve varying degrees of off-statement of financial condition market risk whereby changes in the fair values of underlying financial instruments may result in changes in the fair value of the financial instruments in excess of the amounts reflected in the statement of financial condition. Exposure to market risk is influenced by a number of factors, including the relationships between the financial instruments and the Company’s positions, as well as the volatility and liquidity in the markets in which the financial instruments are traded. The principal risk components of financial instruments include, among other things, interest rate volatility, the duration of the underlying instruments and changes in commodity pricing and foreign exchange rates. The Company attempts to manage its exposure to market risk through various techniques. Aggregate market limits have been established and market risk measures are routinely monitored against these limits. As a broker-dealer in U.S. Treasury obligations, U.S. government agency obligations, and agency mortgage- backed and asset-backed obligations, the Company is engaged in various securities trading, borrowing and lending activities with institutional counterparties. The Company’s exposure to credit risk associated with the nonperformance of counterparties in fulfilling their contractual obligations pursuant to these securities transactions and market risk associated with the sale of securities not yet purchased can be directly impacted by volatile trading markets which may impair their ability to satisfy outstanding obligations to the Company. In the event of non-performance and unfavorable market price movements, the Company may be required to purchase or sell financial instruments, which may result in a loss to the Company. The Company does not anticipate non-performance by counterparties in the above situations. The Company has a policy of reviewing the credit standing of each counterparty with which it conducts business. The Company has credit guidelines that limit the Company’s current and potential credit exposure to any one counterparty. The Company administers limits, monitors credit exposure, and periodically reviews the financial soundness of counterparties. The Company manages the credit exposure relating to its trading activities in various ways, including entering into collateral arrangements and limiting the duration of exposure. Risk is mitigated in certain cases by closing out transactions and entering into risk reducing transactions. Note 17 - Business and Credit Concentrations The Company and its subsidiaries are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company’s policy to review, as necessary, the credit standing of each counterparty. 24

INTL FCStone Financial Inc. Notes to Statement of Financial Condition September 30, 2018 A significant portion of the Company’s customers are concentrated in the agricultural and energy sectors and related industries and the Company could be impacted by government policies and regulations affecting those industries. Economic forces, including agricultural commodity, energy, and financial markets, as well as government policies and regulations affecting the agricultural sector and related industries could adversely affect its operations and profitability. Agricultural production and trade flows are significantly affected by government policies and regulations which might include items, such as taxes, tariffs, duties, subsidies, and import and export restrictions on agricultural commodities and commodity products. These policies and regulations can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded, and the volume and types of imports and exports. 25

Schedule I INTL FCStone Financial Inc. Computation of Net Capital Pursuant to Rule 15c3-1 of the Securities Act of 1934 September 30, 2018 (Amounts in thousands) Total stockholder's equity $ 281,007 Deductions and/or charges: Nonallowable assets: Receivables from customers - securities accounts 43 Receivables from customers - commodity accounts 6,872 Receivables from non-customers 24 Securities owned not readily marketable, at cost 1,566 Exchange memberships 5,684 Due from affiliates 2,999 Furniture, equipment, and leasehold improvements, net 4,661 Goodwill and intangible assets, net 18,973 Other assets 9,170 Total non-allowable assets 49,992 Additional charges for customers' and noncustomers' security accounts 623 Additional charges for customers' and noncustomers' commodity accounts 1,705 Aged fails-to-deliver 495 Commodity futures contracts and spot commodities proprietary capital charges 1,040 Other deductions and/or charges 20,317 Total deductions and/or charges 74,172 Net capital before haircuts on securities positions (tentative net capital) 206,835 Haircuts on securities: U.S. and Canadian government obligations 19,686 State and municipal government obligations 2,487 Corporate obligations 2,016 Stocks and warrants 13,218 37,407 Net capital 169,428 Net capital requirement, as computed below 101,402 Excess net capital above requirement $ 68,026 Computation of alternative net capital requirement: Risk-based requirement Customer maintenance margin requirement $ 1,147,039 8% of customer maintenance margin requirement $ 91,763 Non-customer maintenance margin requirement $ 120,491 8% of non-customer maintenance margin requirement 9,639 $ 101,402 Minimum dollar amount requirement $ 1,000 Minimum CFTC net capital requirement $ 101,402 CFTC early warning level (110% of risk-based requirement) $ 111,542 Note: There are no material differences between the preceding computation and the corresponding unaudited Part II of Form X-17A-5 as filed on October 24, 2018. See accompanying report of independent registered public accounting firm. 26

Schedule II INTL FCStone Financial Inc. Computation for Determination of Customer Account Reserve Requirements Pursuant to Rule 15c3-3 of the Securities Act of 1934 September 30, 2018 (Amounts in thousands) Credit Balances Free credit balances and other credit balances in customers' security accounts $ 66,991 Monies borrowed collateralized by securities carried for the accounts of customers 14,182 Monies payable against customers' securities loaned 46,471 Customers' securities failed to receive 10,698 Credit balances in firm accounts, which are attributable to principal sales to customers 174 Market value of stock dividends, stock splits, and similar distributions receivable outstanding over 30 calendar days 40 Market value of short securities and credits (not to be offset by longs or by debits) in all suspense account over 30 calendar days 1,540 Other 93 Total credit items $ 140,189 Debit Balances Debit balances in customers' accounts, excluding unsecured accounts and accounts doubtful of collection $ 117,734 Securities borrowed to effectuate short sales by customers and securities borrowed to make delivery on customers' securities failed to deliver 1,291 Failed to deliver on customers' securities not older than 30 calendar days 4,726 Margin required and on deposit with the Options Clearing Corporation for all option contracts written or purchased in customer accounts 14,167 Aggregate debit items 137,918 Less 3% of aggregate debit items (4,138) Total debit items $ 133,780 Reserve computation Excess of total credits over total debits $ 6,409 Amount held on deposit in "Reserve Bank Account" including value of qualified securities at end of reporting period $ — Amount of deposit made to “Reserve Bank Account” subsequent to end of reporting period $ 11,410 Date of deposit 10/2/2018 Note: There are no material differences between the preceding computation and the corresponding unaudited Part II of Form X-17A-5 as filed on October 24, 2018. See accompanying report of independent registered public accounting firm. 27

Schedule III INTL FCStone Financial Inc. Computation for Determination of PAB Account Reserve Requirements Pursuant to Rule 15c3-3 of the Securities Act of 1934 September 30, 2018 (Amounts in thousands) Credit Balances Free credit balances and other credit balances in PAB security accounts $ 11,754 Monies payable against PAB securities loaned 308 PAB securities failed to receive 45 Credit balances in firm accounts, which are attributable to principal sales to PAB 9 Other 1,637 Total credit items $ 13,753 Debit Balances Debit balances in PAB cash and margin accounts, excluding unsecured accounts and accounts doubtful of collection $ 15,532 Failed to deliver on PAB securities not older than 30 calendar days 1,052 Total debit items $ 16,584 Reserve computation Excess of total PAB debits over total PAB credits $ 2,831 PAB Reserve Requirement $ — Amount held on deposit in "Reserve Bank Account" including value of qualified securities at end of reporting period $ 256 Amount of withdrawal made from “Reserve Bank Account” subsequent to end of reporting period $ (256) Date of withdrawal 10/2/2018 Note: There are no material differences between the preceding computation of the PAB reserve requirement and the Company’s corresponding unaudited Part II of Form X-17A-5 as filed on October 24, 2018. See accompanying report of independent registered public accounting firm. 28

Schedule IV INTL FCStone Financial Inc. Information for Possession or Control Requirements Pursuant to Rule 15c3-3 of the Securities Act of 1934 September 30, 2018 1. Customers’ fully paid securities and excess margin securities not in possession or control as of the report date (for which instructions to reduce to possession or control had been issued as of the report date) but for which the required action was not taken within the time frames specified under Rule 15c3-3. A. Market Value $0 B. Number of items None 2. Customers’ fully paid securities and excess margin securities for which instructions to reduce to possession or control had not been issued as of the report date, excluding items arising from “temporary lags which result from normal business operations” as permitted under Rule 15c3-3. A. Market Value $0 B. Number of items 7 Note: There are no material differences between the preceding computation and the corresponding unaudited Part II of Form X-17A-5 as filed on October 24, 2018. See accompanying report of independent registered public accounting firm. 29

Schedule V INTL FCStone Financial Inc. Statement of Segregation Requirements and Funds in Segregation for Customers Trading on U.S. Commodity Exchanges Pursuant to Section 4d(2) under the Commodity Exchange Act September 30, 2018 (Amounts in thousands) Segregation requirements: Net ledger balance – cash $ 2,639,441 Net ledger balance – securities (at market) 220,490 Net unrealized profit in open futures contracts traded on a contract market (96,274) Market value of open option contracts purchased on contract markets 7,020,529 Market value of open option contracts sold on contract markets (7,205,264) Net equity 2,578,922 Add accounts liquidating to a deficit and accounts with debit balances 5,313 Less: amount offset by customer owned securities (4,524) Amount required to be segregated 2,579,711 Funds in segregated accounts: Deposited in segregated funds bank accounts: Cash 502,818 Securities representing investments of customers’ funds (at market) 599,379 Securities held for particular customers or option customers in lieu of cash (at market) 996 Margins on deposit with clearing organizations of contract markets: Cash 559,228 Securities representing investments of customers’ funds (at market) 599,681 Securities held for particular customers or option customers in lieu of cash (at market) 176,636 Net settlement due to derivatives clearing organizations of contract markets 340,105 Exchange-traded options: Value of open long option contracts 7,020,529 Value of open short option contracts (7,205,264) Commodities warehouse receipts 42,857 Total amount in segregation 2,636,965 Excess funds in segregation $ 57,254 Management target amount for excess funds in segregation $ 40,000 Excess funds in segregation over management target $ 17,254 Note: There are no material differences between the preceding computation and the corresponding unaudited Part II of Form X-17A-5 as filed on October 24, 2018. See accompanying report of independent registered public accounting firm. 30

Schedule VI INTL FCStone Financial Inc. Statement of Secured Amounts and Funds Held in Separate Accounts Pursuant to Regulation 30.7 September 30, 2018 (Amounts in thousands) Funds deposited in separate Regulation 30.7 accounts: Cash in bank $ 74,998 Equities with registered futures commission merchants: Cash 25,422 Amounts held by clearing organizations of foreign boards of trade: Cash 25,279 Amount due to clearing organizations - daily variation 9 Value of long option contracts 426 Value of short option contracts (741) Amounts held by members of foreign boards of trade: Cash 54,656 Value of long option contracts 122,974 Value of short option contracts (154,083) Total funds in separate Section 30.7 accounts 148,940 Amount required to be set aside pursuant to law, rule or regulation of a foreign government or a rule of a self-regulatory organization authorized thereunder Net ledger balance - Foreign Futures and Foreign Options Trading - All Customers Cash 174,209 Net unrealized loss in open futures contracts traded on a foreign board of trade (9,967) Exchange traded options Market value of open option contracts purchased on a foreign board of trade 123,400 Market value of open option contracts granted (sold) on a foreign board of trade (154,823) Net equity 132,819 Accounts liquidating to a deficit and accounts with debit balances - gross amount 3 Amount required to be set aside in separate Section 30.7 accounts 132,822 Excess funds set aside for secured amount $ 16,118 Management target amount for excess funds in separate Section 30.7 accounts $ 8,000 Excess funds in separate Section 30.7 accounts over management target $ 8,118 Note: There are no material differences between the preceding computation and the corresponding unaudited Part II of Form X-17A-5 as filed on October 24, 2018. See accompanying report of independent registered public accounting firm. 31